                                 EXHIBIT 99(b)

                               FFBS BANCORP, INC.
                             Columbus, Mississippi

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1999

   The undersigned stockholder(s) hereby appoint(s) James E. Evans, Robert S. Caldwell, Jr., W. H. Jolly, Jr., James D. Graham, E. Frank Griffin, III, and William H. McIntyre, any one or all of them (with full power to act alone), proxies for the undersigned to attend the special meeting of the stockholders of FFBS Bancorp, Inc. to be held on Monday, June 14, 1999, at 10:00 a.m. at 1121 Main Street, Columbus, Mississippi, and any and all adjournments, thereof, with full power to any one of them to appoint and to revoke the appointment of a substitute for himself at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of FFBS Bancorp, Inc. as the undersigned would be entitled to vote if personally present.

   This proxy will be voted as directed below on the proposals set forth in the proxy statement for the meeting:

1. Approval and adoption of the Agreement and Plan of Merger dated as of February 3, 1999, between FFBS Bancorp, Inc. and NBC Capital Corporation, providing for the merger of FFBS Bancorp, Inc. into NBC Capital Corporation.

   The Board of Directors recommends a vote "FOR" the approval of the merger agreement.

                           [_] FOR[_] AGAINST[_] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

________________________________________  Date: _______________________________
     Signature of Stockholder


________________________________________  Date: _______________________________
     Signature if held jointly


Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s). If shares are held jointly, each holder may sign, but only one signature is required.

Please complete, sign, date and mail in accompanying postpaid envelope.